As filed with the Securities and Exchange Commission on October 25, 2010

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________

SodaStream International Ltd.
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (IRS Employer Identification No.)

Gilboa Street, Airport City, Ben Gurion Airport 70100 Israel (Address of principal executive offices)	70100 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.645 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-170007

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.    Description of Registrant’s Securities to be Registered.

        For a description of the ordinary shares, par value NIS 0.645 per share (“Ordinary Shares”), of SodaStream International Ltd. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of share capital” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (File No. 333-170007), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission, which information is incorporated by reference herein.  Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SODASTREAM INTERNATIONAL LTD. (Registrant)

Date: October 25, 2010	By:	/s/ Daniel Birnbaum
Name: Daniel Birnbaum
Title: Chief Executive Officer